UNITED STATES

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SCHEDULE 14A

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Union Pacific Corporation

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Union Pacific Announces Format Change for its 2020 Annual Meeting of Shareholders

FOR IMMEDIATE RELEASE

OMAHA, Neb., April 29, 2020 – To protect the health and safety of its shareholders, employees and other stakeholders during the coronavirus pandemic, Union Pacific Corporation (NYSE: UNP) today announced that its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be conducted through a live audio meeting only, and will no longer include an in-person event.  The previously announced date and time of the Annual Meeting (May 14, 2020, at 8:00 a.m. Central Daylight Time), and the business items to be considered at the Annual Meeting, remain the same.  However, shareholders will not be able to attend the meeting in person.  Union Pacific’s decision to host an audio annual meeting relates only to its 2020 Annual Meeting.

As described in the proxy materials previously distributed for the Annual Meeting, all Union Pacific shareholders as of the close of business on March 20, 2020, the record date for the Annual Meeting, are invited to access and participate in the live audio meeting.  Any eligible shareholder who wishes to join the meeting, vote or submit questions for the meeting can do so by visiting www.virtualshareholdermeeting.com/UNP2020; entering the eligible shareholder’s 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders; and following the available instructions.

Online check-in will be available approximately 15 minutes before the Annual Meeting starts. Any shareholder who encounters difficulties accessing or participating in the Annual Meeting should call the support team at the numbers listed on the log-in screen.

In the event a technical malfunction or other situation delays the start of the Annual Meeting by more than thirty minutes, the chair or secretary of the Annual Meeting will convene the meeting at 9:00 am CDT on May 14, 2020 and at 1400 Douglas Street, Omaha, Nebraska solely for the purpose of adjourning the meeting to a date, time and location announced at such time by the meeting chair or secretary. In such circumstances, Union Pacific will post information regarding the chairman’s announcement on its website at https://www.up.com/investors.

All shareholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form or notice of internet availability that were previously distributed will not be updated to reflect this change in meeting format and may be used to vote shares in connection with the Annual Meeting. Shareholders who previously sent in proxies, or voted by telephone or by internet, do not need to take any further action.

Any additional details about the Annual Meeting will be available at https://www.up.com/investors

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The railroad's diversified business mix is classified into its Bulk, Industrial and Premium business groups. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Investor contact: Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact:  Raquel Espinoza at 402-544-5034 or respinoza@up.com